UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 29, 1999

                     NEW WORLD COFFEE -MANHATTAN BAGEL, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                   0-27148                     13-3690261
   -------------------         ----------------             -----------------
    (State or other        (Commission File Number)           (IRS Employer
    jurisdiction of                                       Identification Number)
    incorporation)


                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
            -------------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (732) 544-0155

ITEM 5. Other Events.

     a) On September 29, 1999, the Company signed a letter of intent to acquire Oklahoma-based New York Bagel Enterprises, Inc.

     Under the terms of the letter of intent, the Company would add approximately 15 franchised and 26 Company-owned locations to the Manhattan Bagel system. The stores currently operate under the New York Bagel Enterprises and Lots A' Bagels names.

     Closing of the transaction is subject to the satisfactory completion of operational due diligence, the signing of formal agreements and customary closing conditions.

     b) Exhibits.

The following exhibits are hereby filed with this Form 8-K:

Exhibit
Number            Description
-----------       --------------

99.1              Press Release dated September 30, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NEW WORLD COFFEE-
                                               MANHATTAN BAGEL, INC.

                                               /S/ Jerold E. Novack
                                           By: -------------------------------
                                               JEROLD E. NOVACK
                                               Chief Financial Officer


Date:    September 30, 1999

                                  Exhibit 99.1

                                                           For Immediate Release


                   NEW WORLD SIGNS LETTER OF INTENT TO ACQUIRE
                        NEW YORK BAGEL ENTERPRISES, INC.

     EATONTOWN, NJ (9/30/99) - New World Coffee - Manhattan Bagel, Inc. (NASDAQ:
NWCI)  today  announced  that it has  signed  a  letter  of  intent  to  acquire
Oklahoma-based New York Bagel Enterprises, Inc. (OTCBB: NYBS). The purchase would strengthen the position of New World's Manhattan Bagel subsidiary as the second largest company in the retail bagel industry, with approximately 390 stores in 33 states from coast to coast.

     Under terms of the letter of intent, New World would add 15 franchised and 26 Company-owned locations to the Manhattan Bagel system. The stores currently operate under the New York Bagel Enterprises and Lots A' Bagels names.

     Closing of the transaction is subject to the satisfactory completion of operational due diligence, the signing of formal agreements and customary closing conditions. The acquisition of New York Bagel, which was founded in 1986, is expected to be accretive to earnings.

     For the six months ended June 30, 1999, New York Bagel reported revenues of $7.6 million and $520,000 in store operating profits. New World expects to improve upon those results through the benefits of product cross-selling and the consolidation of general and administrative expenses. In addition, the Company-owned stores are expected to be converted to franchised operations.

     The stores that would be added are located in eight states extending from Alabama to Colorado. While strengthening certain existing markets, the acquisition would give New World - Manhattan Bagel entry into Arkansas, Kansas, North Dakota, Oklahoma and Tennessee. New York Bagel's largest concentrations of stores are in Oklahoma (15) and Colorado (10).

     "This acquisition would extend our geographic reach and allow us to better leverage our manufacturing and operations infrastructure," said Ramin Kamfar, New World Chairman and CEO. "In addition to giving us penetration in the nation's midsection, the acquisition would enhance our presence in Colorado, which we entered recently with the purchase of Chesapeake Bagel Bakery."

     New World Coffee-Manhattan Bagel, Inc. currently franchises, licenses or owns stores under its three brands in 28 states and Washington, D.C. The Company is vertically integrated in bagel dough and cream cheese manufacturing, and coffee roasting, with plants in New Jersey, California and Connecticut.

                                      ****
Certain statements in this press release constitute forward-looking statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," intend," "expect," "should," "would" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The closing of the acquisition is subject to operational due diligence and other closing conditions. There can be no assurance that such conditions shall be met and that the acquisition will close. The above factors are more fully discussed in the Company's SEC filings.

                                      ####

Press Contacts:  At New World Coffee-Manhattan  Bagel,  Inc.,  Ramin Kamfar
(732) 544-0155, ext. 108, ramink@bgls.com; at New York Bagel Ent., Robert Geresi, President, (405) 624-3700, ext. 14; or Bill Parness, Parness & Associates Public Relations, (732) 290-0121, bparnes@netlabs.net. Web site: http://www.nwcb.com